                                                                 Exhibit 23.01



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 33-38837 and 333-6333 on Form S-3 and in Registration Statement Nos. 2-91890, 33-18996, 33-65768 and 33-29768 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 2, 1998, relating to the consolidated balance sheets of Triangle Pacific Corp. and Subsidiaries as of January 2, 1998 and January 3, 1997, and the related consolidated statements of operations, changes in shareholders' investment, and cash flows for the fiscal years ended January 2, 1998 and January 3, 1997, and of our review report dated June 23, 1998, relating to the unaudited consolidated balance sheet of Triangle Pacific Corp. and Subsidiaries as of April 3, 1998, and the related consolidated statements of operations, changes in shareholders' investment and cash flows for the three-month period ended April 3, 1998, both reports of which are included in the Armstrong World Industries, Inc. Form 8-K filed on June 24, 1998.




                                           /s/  Arthur Andersen LLP


Dallas, Texas,
  July 13, 1998